EXHIBIT 99.2

WMALT 2005-11

Preliminary Structure – Paydown Rules (As of 12/09/05)

Group 1

1.        At the beginning of each period, please set the following variables:

a.        #FixedAmt1 = $1,000

b.        #FixedAmt2A = $1,270,000

c.        #FixedAmt2B = $1,270,000

d.        #FixedAmt2 = IF (BBAL( “1A2” ) / ORIG_BBAL( “1A2” ) <= 50%) THEN #FixedAmt2B ELSE #FixedAmt2A

2.        Pay the accrual from Class 1A3 in the following manner:

a.        For the distribution date pay to Class 1A4 and Class 1A6 pro-rata until retired.

b.        Pay to Class 1A3 until retired.

3.        Pay Class 1A1 its priority amount until retired.

4.        Pay #FixedAmt1 for the distribution date in the following manner:

a.        Pay Class 1A4 and Class 1A6 pro-rata until retired.

b.        Pay Class 1A3 until retired.

5.        Pay #FixedAmt2 for the distribution date to Class 1A2 until retired.

6.        Pay Class 1A4 and Class 1A6 pro-rata until retired.

7.        Pay Class 1A3 until retired.

8.        Pay Class 1A2 until retired.

9.        Pay Class 1A1 until retired.

Collateral:                        30 YR Jumbo ALT-A.

Size:                 ~$332mm

Passthru Rate:  5.75%

Pricing Speed:  100% PPC (8 -> 20 CPR / 12 months)

NAS Bonds:      Class 1A1.  Locked out of scheduled and prepay for 60

months. The priority fraction is (Balance of Total NAS / Total Non-PO Balance).  This is the same NAS as in the WMALT 2005-1 deal.

Super-NAS:                      None.

Z-Bonds:                          Class 1A3.

AAA Support:                  None.

Floaters:                           For Class 1A4: Rate = 1_Mo_LIBOR plus 0.80, Floor = 0.80%, Hard Cap = 5.75%.  Corridor Cap = 9.50%.  The initial coupon is 5.139%.  Zero day delay.

Inverse IO:       For Class 1A5: Rate = 4.95 minus 1_Mo_LIBOR.  Floor = 0.0%,

Cap = 4.95%.  Notional balance follows Class 1A4.  The initial coupon is 0.611%.  Zero day delay.

Cap Contract:                  For Class 1A4: The Cap contract was generated at 15 CPR and will extend the expected life of the bond.  The cap contract will be in effect through the Dec 25, 2016 pay date.  The lower strike will be 4.95% and the upper strike will be 8.70%.  The cap of the floater in any given period will be 9.50%.  The cap contract is for Class 1A4 and will not be available for Class 1A5.  The notional balance of the cap contract will never exceed the balance of Class 1A4.  The cap contract will accrue on a 30/360 basis.  The cap counterparty is currently unknown.

Init LIBOR:                     4.339% for all floating rate classes.

Notes

Closing date:                                   12/29/2005

Accrual date:                                    12/01/2005

Floater accrual date:                         12/25/2005

First pay date:                                  01/25/2006

Clean-up call:                                   10%